FOR IMMEDIATE RELEASE		January 22, 2020
Media Contact:	Suzanne Treviño	(602) 250-2277
Analyst Contact:	Stefanie Layton	(602) 250-4541
Website:	aps.com/cleanenergy

APS SETS COURSE FOR 100 PERCENT CLEAN ENERGY FUTURE
Firm commitment to affordable, reliable service joined by a bold initiative that benefits economy, environment

PHOENIX - Today marks a historic milestone in the 134-year history of Arizona’s largest electricity provider as Arizona Public Service (NYSE: PNW) announces a goal to deliver 100 percent clean, carbon-free electricity to customers by 2050. The company has been on a trajectory of increasingly clean energy through solar power innovation, major investments in energy storage technology, carbon-free nuclear operations and advances in energy efficiency solutions. Now, the company’s destination for that path is set as the boldest clean-energy goal of all Arizona electric companies, as well as one of the most ambitious in the country.

The goal includes a nearer-term 2030 target of achieving a resource mix that is 65 percent clean energy, with 45 percent of our portfolio coming from renewable energy. APS will end all coal-fired generation by 2031, seven years sooner than previously projected.

“We see incredible things ahead for Arizona, and are excited to power our state’s future with electricity that is 100 percent clean,” said APS Chairman and CEO Jeff Guldner. “We’re starting from an energy mix that is 50 percent clean today, including energy efficiency and electricity from one of the nation’s largest solar fleets and the country’s most powerful carbon-free and clean energy resource - the Palo Verde Generating Station.
“This is an important day for APS, our customers and Arizona. Our clean energy plan will be guided by sound science, and will encourage market-based solutions to climate issues. Through increased collaboration with our customers, regulators and other stakeholders, we expect to achieve environmental and economic gains without undermining our commitment to affordable, reliable service,” Guldner said.
Pathways to 100 Percent Clean
On the journey to a carbon-free future, APS plans to ensure reliability and affordability through intelligent investments in renewable resources and developing technologies, nuclear power produced at Palo Verde Generating Station and energy efficiency and other programs for customers.
Achieving this 100 percent clean goal while maintaining reliability of service at affordable rates for customers also will rely on:

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Existing power sources in the near term, including some natural gas, as APS makes a sensible transition to clean generating resources. In time, APS expects technological advances to eliminate the need to supplement renewable energy with even low-emitting carbon resources like natural gas in order to maintain reliable service around the clock at reasonable prices.

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Continued modernization of the electric grid as APS builds an advanced infrastructure that is more responsive and resilient, supports more renewables, minimizes outages and provides customers more choice and control over their energy decisions.

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Energy storage solutions to increase the effectiveness of renewable resources and provide more clean energy to customers after the sun has set. These will include APS’s previously announced plans for an 850-megawatt expansion of large-scale energy storage, mostly paired with the company’s innovative solar farms.

•	Policy decisions that leverage market-based technology and innovation and keep Arizona and its utility industry an attractive place to invest.

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Electrification of the state’s different economic sectors, particularly the transportation sector and specific building applications. In addition to supporting affordability for utility customers, electrification will drive a cleaner environment and more energy-efficient operations throughout the economy.

•	Evolving regional and market-based solutions such as participation in the Western Energy Imbalance Market, which is saving customers tens of millions of dollars each year.

Collaboration Will Be Fundamental to Success
After the Integrated Resource Plan process in 2018, Arizona’s experience with Proposition 127 and the Arizona Corporation Commission’s efforts to update the state’s energy rules, APS took a hard look at its generation mix and future plans. APS spent more than a year engaged with a variety of stakeholders including customers, business organizations and non-governmental organizations. This plan reflects those experiences and discussions.
Collaboration with stakeholders and regulators will be key to the plan’s ultimate success, with full transparency regarding APS’s roadmap and progress through Arizona’s established process of Integrated Resource Plans. Flexibility, reliability and affordability will remain fundamental planning principles that will guide the addition of carbon-free resources at a reasonable cost and on pace and scale with customers’ growing and changing energy needs.
“Our existing generation facilities, employees and communities have made possible the affordable and reliable energy APS has delivered to customers for decades,” Guldner said. “As we set out to generate only clean power by 2050, it will mean transitioning away from coal. We do not take that transition lightly, and are committed to working with our employees and stakeholders on the economic and other effects of retiring those assets.”
APS also acknowledges that some of the solutions needed to achieve the goal are in early stages or even yet to be developed, and that realizing the full potential and benefits of a completely clean energy mix will take partnership. APS’s progress to date and developing this goal would not have been possible without the support from an array of stakeholders.
“As a leader in innovation, ASU is excited to see Arizona’s largest electricity provider reimagine our state’s energy sector with this bold commitment to clean power generation,” said Dr. Michael M. Crow, President of Arizona State University. “We are excited to be among the early collaborators in APS’s approach, which will include diverse stakeholders from across Arizona, in charting this course to a carbon-free future so imperative to our long-term quality of life.”

“This is a bold and historic decision that is coming at an important time,” said Patrick Graham, State Director, The Nature Conservancy. “APS’s commitment to a clean economy in Arizona demonstrates the kind of leadership that will create momentum to put us on a path where Arizonans, now and in the future, can thrive. Arizonans expect sustainable communities, a healthy environment and access to good jobs.”
The benefits of a 100 percent clean power portfolio will include helping customers achieve their own sustainability goals and attracting more employers to Arizona who want to be served fully by carbon-free resources at a reasonable cost and without compromising reliability.
“This landmark clean energy goal helps further differentiate Arizona’s leading position as a strategic, forward-thinking market to do business, especially with many companies placing emphasis on their own sustainability targets,” said Chris Camacho, President and CEO of the Greater Phoenix Economic Council.

“Arizona Public Service is taking the lead among U.S. utility companies to achieve 100 percent carbon- free energy,” said Nat Kreamer, Chief Executive Officer, Advanced Energy Economy. “Advanced energy technologies like renewable energy, electric vehicles, storage, energy efficiency and nuclear will all play important roles. Advanced Energy Economy and its member companies are already working with APS to find innovative solutions that can help achieve its clean energy goals, and we look forward to continuing this work together.”
“Our commitment is to maintain a leadership role in shaping a forward-thinking, healthy and prosperous Arizona where people can build a better life,” said Guldner. “We believe this initiative will encourage economic development in clean and innovative industries, create thousands of jobs and advance a healthy environment. Now comes the hard work of making it happen, which we are excited to carry out with others dedicated to securing a bright future for Arizona.”
APS serves about 2.7 million people in 11 of Arizona’s 15 counties, and is the Southwest’s foremost producer of clean, safe and reliable electricity. Using a balanced energy mix that is 50 percent carbon-free, APS has one of the country’s most substantial renewable energy portfolios and is a proven leader in introducing technology and services that offer customers choice and control over their energy consumption. With headquarters in Phoenix, APS is the principal subsidiary of Pinnacle West Capital Corp. (NYSE: PNW).

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